Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Amendment No. 1 to the Registration Statement on Form S-1 of CoreWeave, Inc. of our report dated January 22, 2025 relating to the consolidated financial statements of CoreWeave, Inc., appearing in the Preliminary Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the heading “Experts”.

/s/ RSM US LLP

Minneapolis, Minnesota

March 11, 2025